Exhibit 99.1

Helius (NASDAQ:HSDT), in Partnership with Pantera Capital and Summer Capital

Closes Over $500 Million Private Placement to Launch SOL Treasury Company

Preeminent SOL-backed treasury vehicle - with potential to raise over $1.25 billion aggregate gross proceeds - unlocks capital markets to accelerate Solana’s growth

The financing drew participation from leading investors across traditional finance and crypto, including Big Brain Holdings, Avenir, SinoHope, FalconX, Arrington Capital, Animoca Brands, Aspen Digital, Borderless, Laser Digital, HashKey Capital, and Republic Digital

Newtown, Pa. – September 18, 2025 Helius Medical Technologies, Inc. (Nasdaq: HSDT) (“Helius” or the “Company”) today announced that it has closed its previously announced private placement offering (the “Offering”) of common stock and stapled warrants to purchase common stock (and/or pre-funded warrants to purchase shares of common stock in lieu thereof) at a purchase price of $6.881 and stapled warrants to purchase shares of common stock with an exercise price equal to $10.134 per stapled warrant. The stapled warrants will be exercisable for a period of three years from the date of the Offering. The transaction generated gross proceeds of over $500 million, with an additional $750 million available to be raised upon exercise of all the stapled warrants issued in the Offering, increasing the total potential proceeds to over $1.25 billion.

The Offering was led by Pantera Capital, the first U.S. institutional asset manager focused exclusively on blockchain and a pioneer in DATs, as well as Summer Capital, one of the earliest licensed fund managers in Asia to invest in crypto, with participation from a high-quality group of investors including Big Brain Holdings, Avenir, SinoHope, FalconX, Arrington Capital, Animoca Brands, Aspen Digital, Borderless, Laser Digital, HashKey Capital, and Republic Digital.

The Company intends to use the net proceeds of the Offering to implement a digital asset treasury strategy and acquire SOL, the native cryptocurrency of the Solana blockchain. SOL will serve as the Company’s primary treasury reserve asset. Solana has historically been the fastest growing blockchain, leading the industry in transaction revenue and processing more than 3,500 transactions per second. The network is also the most widely adopted, averaging about 3.7 million daily active wallets and surpassing 23 billion transactions year to date. SOL is financially productive by design, offering a ~7% native staking yield, whereas assets like BTC are non-yield-bearing. The Company intends to leverage the native yield-generating properties of Solana’s architecture – and capture opportunities in DeFi and broader onchain activity.

In addition, upon the closing, the Company appointed Joseph Chee (Founder and Chairman of Summer Capital and Former Head of Investment Banking, Asia at UBS) as its Executive Chairman and Director. The Company has also appointed Cosmo Jiang (General Partner at Pantera Capital) as a board observer and Dan Morehead (Founder and Managing Partner of Pantera Capital) as a Strategic Advisor.

“We’re offering investors public-market exposure to Solana, which we view as the most commercially viable blockchain today. Its adoption journey is still in its early stages. Pantera pioneered the crypto fund industry in the U.S. by launching the first bitcoin fund in 2013, which has since delivered 1,500x returns. But at $2.3 trillion, Bitcoin’s scale is significant. Solana, with a market cap just 6% of Bitcoin’s, offers compelling potential for asymmetric growth.” said Dan Morehead, Founder and Managing Partner of Pantera Capital.”

“HSDT has had over $500 million of cumulative trading volume since announcement of its digital asset treasury strategy, which is the highest trading liquidity of any Solana treasury company, " said Cosmo Jiang, General Partner at Pantera Capital. Just as Michael Saylor has done for Bitcoin with Strategy (MSTR) and Tom Lee and Mozayyx have done for Ethereum with Bitmine (BMNR), we aim to do the same with Solana and accelerate global adoption. We're excited to embark on the next leg of our journey in maximizing shareholder value by growing our Solana-per-share.”

“We are thrilled to join forces with a leadership team laser-focused on maximizing SOL per share by leveraging the most commercially viable blockchain for decentralized finance and consumer applications,” said Joseph Chee, Founder and Chairman of Summer Capital. “Our thesis is that all capital markets transactions, from tokenization to payments, are moving onto blockchain rails, and Helius aims to bridge public markets with the Solana network, where we expect the majority of that activity to take place.”

SOL Treasury Strategy and Institutional Roadmap

In the coming months, the Company expects to:

●	Build an initial SOL position with plans to significantly scale holdings over the next 12–24 months via a best-in-class capital markets program, incorporating ATM sales and other proven strategies.

●	Evaluate staking, lending and other opportunities throughout the ecosystem to generate revenue from the SOL Treasury, while maintaining a conservative risk profile.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the ticker “HSDT”, with the updated treasury strategy effective immediately following the closing.

The Company will emphasize transparency and verification of holdings, strong engagement with the SOL ecosystem and community. Additional updates on the Offering, SOL acquisitions, treasury growth, relevant stockholder approvals and governance measures are expected in the coming weeks.

Advisors

Clear Street served as the exclusive financial advisor and lead placement agent to the Company, and Maxim Group LLC and Tiger Securities acted as co-placement agents to the Company. Honigman LLP served as counsel to the Company. Reed Smith LLP served as counsel to Pantera Capital. Cooley LLP served as counsel to Summer Capital. Winston & Strawn LLP served as counsel to Clear Street.

Securities Disclaimers:

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

The offer and sale of the securities in the Offering, including the shares of common stock underlying the pre-funded warrants, was made to institutional accredited investors in a transaction not involving a public offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506(b) of Regulation D promulgated thereunder, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities issued in the Offering and shares of common stock underlying the pre-funded warrants may not be offered or sold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission ("SEC") or an applicable exemption from the registration requirements of the Securities Act and such other applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The private placement was conducted in accordance with applicable Nasdaq rules and was priced to satisfy the "Minimum Price" requirement (as defined in the Nasdaq rules).

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator. For more information about the PoNS® or Helius Medical Technologies, visit www.heliusmedical.com.

About Pantera Capital Management LP

Pantera Capital is the first institutional investment firm focused exclusively on bitcoin, other digital currencies, and companies in the blockchain tech ecosystem. Pantera launched the first cryptocurrency fund in the United States when bitcoin was at $65 /BTC in 2013. The firm subsequently launched the first exclusively-blockchain venture fund. In 2017, Pantera was the first firm to offer an early-stage token fund. Pantera Bitcoin Fund has returned 153,159% in twelve years and has returned billions to its investors. Pantera manages $5.2bn across three strategies – passive, hedge, and venture – exclusively focused on bitcoin, other digital currencies, and companies in the blockchain tech ecosystem.

Demonstrating leadership in the Digital Asset Token (DAT) space, Pantera has invested in the first U.S. DATs (DFDV, CEP) and committed over $300 million to DAT investments, making it one of the most active investors in this area. The firm’s early and exclusive focus on blockchain has established significant credibility on Wall Street and among mainstream investors, bridging traditional finance with the emerging digital asset sector. Pantera’s largest active investment is in Solana, underscoring its strong, long-term conviction in the potential of this blockchain ecosystem.

About Summer Capital Limited

Summer Capital is a prominent investment management and advisory firm with operations spanning Hong Kong, mainland China, and Southeast Asia. The firm specializes in early-stage and growth-stage investments across “new economy” sectors such as fintech, blockchain infrastructure and applications, consumer technology, and healthcare. As a crypto pioneer in Asia, Summer Capital has been one of the earliest licensed fund managers in Asia and actively invests in crypto/blockchain sector since 2018. Most of the investment professionals at Summer Capital have extensive investment banking and/or capital markets experience which is relevant to building out DATs.

Summer Capital leverages longstanding relationships to access historically under-allocated institutional capital in Asia, enhancing its capital distribution capabilities. In addition, the firm maintains a strong conviction in Solana, and will continue to strengthen the partnerships with the Solana Foundation.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated use of proceeds from the announced Offering, future stockholder approvals, future announcements and priorities, expectations regarding management, corporate governance, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of SOL; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Twitter/X: @HeliusHSDT

Website: https://www.helius.company/

Linkedin: https://www.linkedin.com/company/helius-solana-company/

Media Contacts:

Helius Medical Technologies, Inc.	Philip Trip Taylor Gilmartin Group	investorrelations@heliusmedical.com
Pantera Capital Management LP		ir@panteracapital.com press@panteracapital.com